UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MAGMA DESIGN AUTOMATION, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MAGMA DESIGN AUTOMATION, INC.

1650 TECHNOLOGY DRIVE

SAN JOSE, CALIFORNIA 95110

(408) 565-7500

July 21, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Magma Design Automation, Inc., which will be held at 10:00 a.m. on Friday, August 29, 2008, at our offices at 1650 Technology Drive, San Jose, California.

The formal notice of the Annual Meeting of Stockholders and the proxy statement are included with this invitation.

After reading this proxy statement, please mark, date, sign and return the enclosed proxy in the enclosed prepaid envelope, or follow the instructions included with your proxy card to submit your proxy via the toll-free telephone number or via the Internet, to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY, SUBMIT YOUR PROXY BY TELEPHONE OR VIA THE INTERNET OR ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. Your vote is important, so please return your proxy promptly. A copy of our Annual Report on Form 10-K for the fiscal year ended April 6, 2008 is also enclosed.

The Board of Directors and management look forward to seeing you at the meeting.

Sincerely yours,

/s/ Rajeev Madhavan
Rajeev Madhavan
Chairman of the Board and Chief Executive Officer

MAGMA DESIGN AUTOMATION, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2008

To the Stockholders of Magma Design Automation, Inc.:

The Annual Meeting of Stockholders (“Annual Meeting”) of Magma Design Automation, Inc., a Delaware corporation, will be held on Friday, August 29, 2008, at our offices at 1650 Technology Drive, San Jose, California, at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect two Class I directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To ratify the appointment of Grant Thornton LLP as Magma’s independent registered public accountants; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Stockholders of record as of the close of business on July 10, 2008, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the office of Magma’s Secretary, 1650 Technology Drive, San Jose, California, for ten days prior to the Annual Meeting.

It is important that your shares are represented at the meeting. Even if you plan to attend the meeting, we hope that you will promptly mark, sign, date and return the enclosed proxy or follow the instructions included with your proxy card to submit your proxy via the toll-free telephone number or via the Internet. This will not limit your right to attend or vote at the meeting.

By Order of the Board of Directors

/s/ David H. Stanley
David H. Stanley
Corporate Vice President, Corporate Affairs and Secretary

July 21, 2008

(Continued)

MAGMA DESIGN AUTOMATION, INC.

1650 TECHNOLOGY DRIVE

SAN JOSE, CALIFORNIA 95110

PROXY STATEMENT

PROCEDURAL MATTERS

General

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Magma Design Automation, Inc., a Delaware corporation (“Magma” or the “Company”), of proxies in the accompanying form to be used at Magma’s Annual Meeting of Stockholders to be held at Magma’s principal executive offices on Friday, August 29, 2008, at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof (the “Annual Meeting”). Magma’s principal executive offices are located at 1650 Technology Drive, San Jose, California 95110 and its telephone number is (408) 565-7500.

Magma’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended April 6, 2008 (“fiscal 2008”) containing financial statements for fiscal 2008, is being mailed together with these proxy solicitation materials to all stockholders entitled to notice of and to vote at the Annual Meeting. This proxy statement, the accompanying form of proxy and the Annual Report were first mailed to stockholders entitled to vote at the Annual Meeting on or about July 21, 2008. The Annual Report is not incorporated into this proxy statement and is not considered proxy soliciting material.

Who Can Vote

Only stockholders of record at the close of business on July 10, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, Magma had 44,009,511 shares of common stock, $.0001 par value, outstanding.

Stockholders of record—If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the stockholder of record, and these proxy materials have been sent directly to you by the Company.

Beneficial owners—Many Company stockholders hold their shares through a broker, bank, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” These proxy materials have been forwarded to you by your broker, bank, trustee or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, trustee or other nominee on how to vote your shares. For directions on how to vote shares beneficially held in street name, please refer to the voting instruction card provided by your broker, bank, trustee or nominee. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

How You Can Vote

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote your shares at the Annual Meeting either in person or by proxy; please refer to the voting instructions below or on your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank, trustee or nominee; please refer to the voting instructions provided to you by your broker, bank, trustee or nominee.

Internet—Stockholders of record with Internet access may submit proxies via the Internet at http://www.proxyvoting.com/lava. Votes submitted via the Internet must be received by 11:59 p.m., Eastern Time, on August 28, 2008. Most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, banks, trustees or nominees. A large number of banks and brokerage firms are participating in Broadridge Financial Solutions, Inc.’s (formerly ADP Investor Communication Services) online program for electronic voting. This program provides eligible beneficial owners the opportunity to vote over the Internet at http://www.proxyvote.com or by telephone. Voting forms will provide instructions for beneficial owners whose bank or brokerage firm is participating in Broadridge’s program.

Telephone—Stockholders of record may submit proxies by calling toll free (866) 540-5760 until 11:59 p.m., Eastern Time, on August 28, 2008. If you are a beneficial owner, please follow the voting instructions provided to you by your broker, bank, trustee or nominee with respect to telephone voting.

Mail—Stockholders of record may submit votes by completing, signing and dating their proxy cards where indicated and by returning them in the self-addressed, prepaid envelope provided. Proxy cards submitted by mail must be received by the tabulator prior to the closing of the polls at the Annual Meeting in order for the votes to be recorded.

Returning your proxy or granting it by telephone or via the Internet will not affect your right to vote in person should you decide to attend the Annual Meeting. However, shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

The shares represented by the proxies received in response to this solicitation and not properly revoked prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions therein. On the matters coming before the Annual Meeting for which a choice has been specified by you on a properly completed and returned proxy card, or in a proxy granted by telephone or through the Internet, the shares will be voted accordingly. If you return your proxy card or grant your proxy by telephone or through the Internet, but do not indicate your voting preference, the individuals named as proxies will vote your shares FOR the election of the two nominees for director listed in this proxy statement and FOR the ratification of the appointment of Magma’s independent registered public accountants, and your shares will be voted in the proxy holders’ discretion as to other matters that may properly come before the Annual Meeting.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting;

•	by submitting written notice of revocation to Magma’s Secretary prior to or at the Annual Meeting; or

•	by submitting another proxy of a later date that is properly executed prior to or at the Annual Meeting.

Required Vote and Voting of Proxies

On all matters, each holder of common stock is entitled to one vote for each share held as of the Record Date. Directors are elected by a plurality vote, and the two nominees who receive the most votes cast in their favor will be elected to serve as directors. The ratification of the appointment of Grant Thornton LLP as Magma’s independent registered public accountants will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on that proposal.

Quorum; Abstentions; Broker Non-Votes

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector will also determine whether a quorum is present. In general, under Delaware law and Magma’s bylaws, a quorum for the transaction of business at the Annual Meeting is established if a majority of shares entitled to vote is present or represented by proxy at the Annual Meeting.

Abstentions with respect to any proposal, with the exception of proposals on the election of directors, are treated as shares present or represented and entitled to vote on that proposal and thus have the same effect as negative votes. Shares held by you through a broker are permitted to be voted by the broker on routine “discretionary” items, such as the election of directors and ratification of Magma’s independent registered public accounting firm, if the broker has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by the broker. If a broker that is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote on a particular proposal as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular proposal, these non-voted shares, or “broker non-votes”, will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that proposal has been obtained.

Expenses of Solicitation

Magma’s Board of Directors is soliciting proxies for the Annual Meeting. Magma will bear all expenses of this solicitation, including the cost of printing and mailing the proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of Magma by personal interview, telephone or facsimile. No additional compensation will be paid to such persons for such solicitation. Magma will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of Magma’s common stock.

Delivery of Proxy Materials to Stockholders

If you share an address with another stockholder, each stockholder may not receive a separate copy of the proxy statement and Annual Report because some brokers and other nominee record holders may be participating in the practice of “householding,” which reduces duplicate mailings and saves printing and postage costs. If your proxy statement and Annual Report are being householded and you would like to receive separate copies, or if you are receiving multiple copies of the proxy statement and Annual Report and would like to receive a single copy, please contact Magma’s investor relations department at (408) 565-7500 or write to the Company’s Secretary at 1650 Technology Drive, San Jose, California 95110.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 29, 2008.

If you are a registered stockholder, this proxy statement and Magma’s Annual Report are available at http://www.proxyvoting.com/lava. Beneficial holders can access this proxy statement and Magma’s Annual Report via the Internet at http://www.proxyvote.com.

IMPORTANT

Please mark, sign and date the enclosed proxy card and return it in the enclosed postage-prepaid return envelope, or follow the instructions included with your proxy card to submit your proxy via the toll- free telephone number or via the Internet so that, whether you intend to be present at the Annual Meeting or not, your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

MAGMA’S BOARD OF DIRECTORS

Director Independence

The Board believes that a substantial majority of the members of its Board of Directors should be independent directors. The Board also believes that it is useful and appropriate to have members of management, including the Chief Executive Officer, as directors. The Board has determined that each of our directors other than Messrs. Madhavan and Jewell qualifies as an “independent director” as defined by Nasdaq listing requirements. The Nasdaq independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, the Board has made the determination, as to each independent director, that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to Magma and Magma’s management.

The members of the Audit Committee each also meet special independence standards established by the Securities and Exchange Commission (the “SEC”) for audit committees. In addition, the Board has determined that Mr. Eichler is an “audit committee financial expert” as defined by SEC rules. This designation does not impose any duties, obligations or liabilities on Mr. Eichler that are greater than those generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. Additionally, each member of the Compensation and Nominating Committee meets the definition of “non-employee director” under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 as well as the definition of “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code.

Stockholder Communications

Stockholders wishing to communicate with the Board should send the communications by mail to David H. Stanley, Secretary, Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110. The Secretary will review all stockholder communications and has the authority to disregard any communications that are inappropriate or irrelevant to the Company and its operations, or to take other appropriate actions with respect to such communications. If a stockholder communication is deemed appropriate, the Secretary will submit it to the Chairman of the Board.

Code of Ethics

Magma’s written Code of Ethics applies to all of its directors and employees, including its executive officers. The Code of Ethics is available on Magma’s website at http://investor.magma-da.com/governance.cfm. Any changes to the Code of Ethics, and any waivers with respect to directors or executive officers, will be disclosed on the same website or by filing a Form 8-K with the SEC, in each case in accordance with SEC and Nasdaq requirements.

Board and Committee Meetings

The Board and its committees hold scheduled meetings throughout the year and also hold special meetings and act by written consent from time to time as appropriate. The Board held eight meetings during fiscal 2008. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which such directors served. The Board has a policy of encouraging but not requiring members to attend the annual meetings of stockholders. Four Board members attended (by telephone or in person) the 2007 annual meeting of stockholders.

Board Committees and Charters

The Board has two standing committees: the Audit Committee and the Compensation and Nominating Committee. The Board appoints the members and chairpersons of these committees. Each member of these committees is an independent director in accordance with Nasdaq standards. Each committee has a written charter approved by the Board, which is available on Magma’s website at http://investor.magma-da.com/governance.cfm.

Audit Committee:

Members:	Kevin C. Eichler (Chair), Thomas M. Rohrs and Chester J. Silvestri

Number of Meetings in Fiscal 2008:	Six

Functions:	Assists the Board in its general oversight of Magma’s financial reporting, internal controls and audit functions and is directly responsible for the appointment, oversight and compensation of the independent registered public accountants. Pre-approves all audit services and permitted non-audit services. Pre-approves related-party transactions. The responsibilities and activities of the Audit Committee are described in greater detail in “Report of the Audit Committee.”

Compensation and Nominating Committee:

Members:	Chester J. Silvestri (Chair), Timothy Ng and Thomas M. Rohrs

(Susumu Kohyama was a member of the Compensation and Nominating Committee through July 24, 2007 of fiscal 2008 but was no longer a member of the Compensation and Nominating Committee after July 24, 2007)

Number of Meetings in Fiscal 2008:	Six

Functions:	The Committee’s compensation-related functions are described below under “Processes and Procedures for Determination of Executive and Director Compensation.” In its role as Magma’s nominating committee, the Committee identifies, evaluates and recommends director candidates to the Board. For more information, see “Nominations to the Board.”

Nominations to the Board

The Compensation and Nominating Committee identifies, evaluates and recommends to the Board candidates for appointment or election as members of the Board and establishes criteria for Board and committee membership. The Compensation and Nominating Committee charter includes a written policy with regard to the nomination process. The Committee evaluates potential director candidates based on a variety of criteria, including the candidate’s relevant experience, other board memberships held, the diversity and collective experience of the Board and its committees, as well as independence and possible conflicts of interest. There are no specific minimum qualifications that an individual must meet in order to be nominated; each is considered on a case-by-case basis. Candidates may come to the attention of the Committee from current Board members, stockholders, professional search firms, officers or other persons. The Committee will review all candidates in the same manner regardless of the source of the recommendation.

The Compensation and Nominating Committee will consider properly submitted stockholder recommendations of candidates. Any stockholder recommendation must include the candidate’s name and qualifications for Board membership, the candidate’s age, business address, residence address, principal occupation or employment, the number of shares of Magma common stock beneficially owned by the candidate and information that would be required to solicit a proxy under federal securities law (including, with respect to nominees for the slate of directors to be voted on at the Annual Meeting, such person’s written consent to being named in the proxy statement as a nominee and, with respect to all nominees, such person’s written consent to serving as a director if elected). In addition, the recommendation must include the stockholder’s name, address and the number of shares of Magma common stock beneficially owned and the period they have been held. The recommendation should be sent to David H. Stanley, Secretary of Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110. To be timely for next year’s annual meeting, the recommendation must be delivered to the Secretary no sooner than 120 days and no later than 90 days prior to the first anniversary of this Annual Meeting.

Processes and Procedures for Determination of Executive and Director Compensation

The Compensation and Nominating Committee is responsible for, among other things, establishing and governing Magma’s compensation and benefit practices. The Compensation and Nominating Committee evaluates and approves the compensation arrangements, plans, policies and programs that apply to Magma’s executive officers and directors and administers Magma’s equity-based compensation plans. Pursuant to the Compensation and Nominating Committee’s charter, its principal compensation related responsibilities, duties and areas of authority include, among other things:

•	To determine and approve the form and amount of compensation to be paid or awarded to Magma’s non-employee directors and all employees of the Company, including its executive officers;

•

To review and approve the corporate goals and objectives relevant to the compensation of Magma’s Chief Executive Officer and President and other executive officers, to evaluate the performance of the Chief Executive Officer and President and other executive officers and to determine the terms of the compensatory agreements and arrangements for such persons;

•

To annually review and make recommendations to the Board of Directors with respect to adoption and approval of, or amendments to, all cash-based and equity-based incentive compensation plans and arrangements, and the amounts and shares reserved thereunder;

•

To approve grants of stock, stock options or stock purchase rights to individuals eligible for such grants in such amounts or such terms as it may deem appropriate, to interpret Magma’s equity-based compensation plans and agreements and to determine acceptable forms of consideration for stock acquired pursuant to the equity-based incentive compensation plans;

•

To employ advisors, commission any necessary studies or surveys concerning comparative levels of executive compensation and to obtain recommendations from outside consultants concerning compatible pay programs, as appropriate; and

•	To perform any other activities required by applicable law or Nasdaq rules or regulations, or as the Board deems necessary or appropriate.

The Compensation and Nominating Committee’s charter permits it to delegate certain of its functions to subcommittees of the Compensation and Nominating Committee or to Magma’s Chief Executive Officer and President. The Compensation and Nominating Committee’s authority to determine and approve the form and amount of compensation to be paid or awarded to Magma’s employees who are not executive officers may be delegated to a subcommittee or to the Chief Executive Officer and President. The Compensation and Nominating Committee has delegated this authority to the Chief Executive Officer and President, and also takes into account the Chief Executive Officer and President’s recommendations regarding corporate goals and objectives, performance evaluations and compensatory arrangements for Magma’s executive officers other than the Chief

Executive Officer and President. The Compensation and Nominating Committee may also delegate its authority to approve option grants to Magma’s employees who are not executive officers to the Chief Executive Officer and President, but any such grants must have an exercise price at least equal to the fair market value of Magma’s common stock on the grant date. The Compensation and Nominating Committee has previously delegated to the Chief Executive Officer and President the authority to approve regular monthly grants to newly hired employees and consultants and selective retention or meritorious grants as proposed by management.

As indicated above, pursuant to its charter, the Compensation and Nominating Committee is authorized to employ advisors, commission compensation studies or surveys and to obtain recommendations from outside consultants. For fiscal 2008, members of Magma’s management retained the consulting firm of J. Richard & Co. to assist Magma in reviewing compensation data within the Software Product/Services and the technology industry, and to review and provide recommendations regarding the total compensation package of Magma’s executive officers. The Compensation and Nominating Committee reviewed the information prepared by J. Richard  & Co. and used it when determining and approving the compensation of Magma’s executive officers.

Compensation and Nominating Committee Interlocks and Insider Participation

The Compensation and Nominating Committee is currently composed of Messrs. Silvestri, Ng and Rohrs. No interlocking relationship exists between any member of the Company’s Compensation and Nominating Committee and any member of the compensation committee of any other company, nor has any such interlocking relationship existed in the past. No member of the Compensation and Nominating Committee is or was formerly an officer or an employee of the Company.

DIRECTOR COMPENSATION—FISCAL 2008

The following table presents information regarding the compensation paid for fiscal 2008 to individuals who were members of the Board of Directors at any time during fiscal 2008 and who were not also employees (referred to herein as “Non-Employee Directors”). The compensation paid to any director who was also an employee during fiscal 2008 is presented below (see “Summary Compensation Table—Fiscal 2008” and related explanatory tables). Such employee-directors do not receive separate compensation for service on the Board of Directors.

Name	Fees Paid in Cash ($)	Option Awards ($)(1)(2)(3)	Total ($)
(a)	(b)	(d)	(h)
Kevin C. Eichler	55,000	295,413	350,413
Susumu Kohyama	42,125	130,996	173,121
Timothy Ng	47,500	155,587	203,087
Thomas M. Rohrs	63,000	252,477	315,477
Chester J. Silvestri	65,500	252,477	317,977

(1)	The amounts reported in Column (d) above reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to value these awards and to calculate the amounts reported, please see the discussion of stock-based compensation contained in Note 11 to Magma’s Consolidated Financial Statements, included as part of Magma’s Annual Report on Form 10-K for the fiscal year ended April 6, 2008, which note is incorporated herein by reference.
(2)	As described below, each Non-Employee Director was granted an award of 20,000 stock options following the conclusion of the annual meeting of stockholders held in August 2007. Each Non-Employee Director’s stock option award had a value (for financial statement reporting purposes) equal to $5.1443 on the grant date.

(3)	The following table presents the number of outstanding and unexercised options held by each Non-Employee Director as of April 6, 2008.

Name	Number of Options Outstanding
Kevin C. Eichler	243,333
Susumu Kohyama	113,333
Timothy Ng	193,333
Thomas M. Rohrs	233,366
Chester J. Silvestri	203,366

Director Compensation

Compensation for Non-Employee Directors during fiscal 2008 generally consisted of an annual cash retainer, additional fees for serving on certain committees, fees for attending meetings and annual equity awards.

Annual Retainer and Fees

The following table sets forth the schedule of annual retainer fees, committee fees and meeting fees for each Non-Employee Director in effect during fiscal 2008:

Type of Fee	Amount ($)
Annual Board Retainer	25,000
Additional Annual Fee to the Chairman of Audit Committee	10,000
Additional Annual Fee to the Chairman of Compensation and Nominating Committee	10,000
Additional Annual Fee to non-Chair Members of Audit Committee	5,000
Additional Annual Fee to non-Chair Members of Compensation and Nominating Committee	2,500
Fee for Each Board or Committee Meeting Attended In Person	2,500
Fee for Each Board or Committee Meeting Attended Telephonically	500

In May 2008, the Compensation and Nominating Committee recommended, and the Board of Directors approved, an increase in compensation for Non-Employee Directors effective for the fiscal year ending May 3, 2009 (“fiscal 2009”) in order to maintain Board compensation at levels competitive with similarly-situated companies. The Compensation and Nominating Committee reviewed information prepared by the consulting firm J. Richard & Co. and used it when determining and approving the new compensation of Magma’s Non-Employee Directors. The following table sets forth the schedule of annual retainer fees, committee fees and meeting fees for each Non-Employee Director in effect during fiscal 2009:

Type of Fee	Amount ($)
Annual Board Retainer	30,000
Additional Annual Fee to the Chairman of Audit Committee	20,000
Additional Annual Fee to the Chairman of Compensation and Nominating Committee	15,000
Additional Annual Fee to non-Chair Members of Audit Committee	10,000
Additional Annual Fee to non-Chair Members of Compensation and Nominating Committee	7,500
Fee for Each Board or Committee Meeting Attended In Person	2,500
Fee for Each Board or Committee Meeting Attended Telephonically	1,000

All Non-Employee Directors are also reimbursed for out-of-pocket expenses they incur serving as directors.

Equity Awards

Non-Employee Directors receive automatic grants of equity awards under Magma’s 2001 Stock Incentive Plan (the “2001 Plan”). On May 5, 2008, the Board amended and restated the 2001 Plan to change the type and amount of equity awards automatically granted to Non-Employee Directors after May 5, 2008. Prior to such amendment and restatement and for fiscal 2008, each continuing Non-Employee Director automatically received an annual option grant to purchase 20,000 shares of Magma’s common stock on the first business day following the regular annual meeting of stockholders. Any directors appointed to the Board of Directors after the regular annual meeting were entitled to a pro-rata portion of this annual option grant; however, no directors were appointed in this fashion during fiscal 2008. Similarly, while Non-Employee Directors were automatically entitled to an initial grant of 50,000 options under the 2001 Plan upon their first joining the Board of Directors, no new directors joined the Board of Directors and received this initial grant during fiscal 2008.

Each annual stock option grant awarded to Non-Employee Directors during fiscal 2008 has an exercise price equal to $13.64, which was the closing price of Magma’s common stock on the grant date. Each Non-Employee Director’s annual option grant becomes 100% vested and exercisable on the day immediately prior to Magma’s next regular annual meeting of stockholders following the year of grant. Each Non-Employee Director’s annual option grant will also become 100% vested and exercisable upon a change in control of Magma. The options granted to Non-Employee Directors do not include any dividend, dividend equivalent or other stockholder rights.

Non-Employee Director stock options granted have a normal (and maximum) term of five years, although this term may be shortened if the director’s service terminates. Unless exercised, director stock options will generally terminate three months after the date of the Non-Employee Director’s termination of service. However, the stock options will terminate six months after the date of the Non-Employee Director’s termination of service if the termination of service occurs as a result of the director’s death or total and permanent disability.

As mentioned above, the 2001 Plan was amended and restated on May 5, 2008, to change the type and amount of equity awards automatically granted to Non-Employee Directors after May 5, 2008. Specifically, each Non-Employee Director who joins the Board of Directors after May 5, 2008, will receive an initial award of 20,000 restricted stock units upon appointment or election. The initial award will vest as to 25% on the first anniversary of the award date if the director continues as a member of the Board of Directors on that date. The remainder of such award will vest quarterly over the 12 quarters following the first anniversary of the award date if the director continues as a member of the Board of Directors on each vesting date. In addition, beginning with the first annual meeting occurring after May 5, 2008, each continuing Non-Employee Director will receive 10,000 restricted stock units on the first business day following the regular annual meeting of stockholders. Any directors appointed to the Board of Directors after the regular annual meeting will be entitled to a pro-rata portion of this annual restricted stock unit grant. The annual awards and the interim awards vest in full on the day immediately prior to the annual meeting of stockholders in the year immediately following the year of the grant if the director continues as a member of the Board on that date. All awards will vest fully upon a change in control of Magma, as set forth under the 2001 Plan.

The Compensation and Nominating Committee administers the 2001 Plan and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding options to reflect any impact resulting from various corporate events such as combinations, consolidations, recapitalizations or stock splits.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors, as now authorized, consists of seven members divided into three classes of approximately equal size. The Class I members of the Board of Directors are scheduled for election at the Annual Meeting, to serve until the 2011 annual meeting of stockholders, or until their successors have been elected by the stockholders or appointed by the Board of Directors pursuant to the Company’s bylaws. The nominees recommended for nomination by the Compensation and Nominating Committee and nominated by the Board of Directors to serve as the two Class I members of the Board are Roy E. Jewell and Thomas M. Rohrs, each of whom is currently a Class I director and has consented to serve if elected. If any nominee is unable to serve as a director at the time of the Annual Meeting, proxies may be voted for any nominee designated by the Board of Directors to fill the vacancy.

The Class II directors are Timothy J. Ng, Chester J. Silvestri and Susumu Kohyama; the Class III Directors are Rajeev Madhavan and Kevin C. Eichler. There are no family relationships among any of our directors or executive officers.

Biographical information about each of the director nominees is set forth below:

Name	Served as Director Since	Age	Principal Business Experience
Roy E. Jewell	2001	53	Roy E. Jewell has served as Magma’s President and as one of its directors since 2001. Mr. Jewell has also served as the Company’s Chief Operating Officer since 2001.

Thomas M. Rohrs	2003	57	Thomas M. Rohrs was appointed to the Company’s board of directors in 2003. From 2006 to the present, Mr. Rohrs has served as Chairman and Chief Executive Officer of Electroglas, Inc., a supplier of wafer probing technologies to the semiconductor industry. Mr. Rohrs has served as a director of Electroglas since 2004. From 2003 to 2006, Mr. Rohrs served as an independent advisor or consultant to businesses. From 1997 until 2003, Mr. Rohrs was an executive at Applied Materials, Inc., a manufacturer of products and services to the semiconductor industry, in a number of positions including Senior Vice President, Global Operations and Member of the Executive Committee. Mr. Rohrs currently serves as a member of the board of directors of Advanced Energy Industries, Inc. and Electroglas, Inc.

Required Vote

The nominees for the two Class I director seats who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting will be elected to serve as directors. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board of Directors recommends a vote “FOR” election as director of the nominees set forth above.

Biographical information concerning the Class II directors, who will serve until the 2009 annual meeting of stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Timothy J. Ng	2003	43	Timothy J. Ng was appointed to Magma’s Board in 2003. Mr. Ng was Managing Director of the Global Technology Mergers & Acquisitions Group at Deutsche Bank Securities, Inc., a global investment banking firm from 2005 until April 2008. Since 2004, Mr. Ng has served as an independent consultant providing strategic advice to various companies, with emphasis on mergers and acquisitions, valuation and capital raising strategies. From 2003 to 2004, Mr. Ng was Managing Director at SoundView Technology Group, Inc., a technology-focused investment bank, where he also served as the head of SoundView’s mergers and acquisitions group. Previously, Mr. Ng served as a Managing Director in the mergers and acquisitions department at Credit Suisse First Boston, and as a member of its Global Technology Group in Palo Alto from 1999 to 2002. From 1995 to 1999 Mr. Ng was a senior mergers and acquisitions banker at SG Cowen Securities in San Francisco, and he held various investment banking positions with the First Boston Corporation and Morgan Stanley & Co. in New York from 1986 to 1995.

Chester J. Silvestri	2003	59	Chester J. Silvestri was appointed to Magma’s Board in 2003. Mr. Silvestri is currently President and Chief Executive Officer of Tula Technology, Inc., a fabless semiconductor company. From 2005 to November 2007, Mr. Silvestri served as President, Chief Executive Officer, and a member of the board of directors of MoSys Inc, a provider of high-density system on-chip (SoC) embedded memory. During 2005, Mr. Silvestri was an independent investor and consultant to the high-tech industry. From 2003 to 2005, Mr. Silvestri was Chief Executive Officer of CEVA, Inc., a licensor of digital signal processing cores and platform-level intellectual property to semiconductor and electronic industries. During 2003, Mr. Silvestri served as a consultant to the high tech industry. From 2002 to 2003, Mr. Silvestri held the position of Chairman of Arcot Systems, the developer of the “Verified by Visa” credit card authentication software product. Prior to becoming Chairman, from 1999 to 2002, Mr. Silvestri was President and CEO of Arcot Systems.

Susumu Kohyama	2005	64	Susumu Kohyama was appointed to Magma’s Board in June 2005. Dr. Kohyama has been President and CEO of Covalent Materials Corporation (formerly Toshiba Ceramics Co., Ltd. until 2007), a leading materials company serving the semiconductor and LCD industries, since 2004. Dr. Kohyama has over 25 years’ experience in the semiconductor industry. From 2003 to 2004, he served as Chief Technology Officer of the Electronic Devices Group of Toshiba Corporation. From 2001 to 2003, he was Executive Vice President of Toshiba Semiconductor Company.

Biographical information concerning the Class III directors, who will serve until the 2010 annual meeting of stockholders, is set forth below.

Name	Served as Director Since	Age	Principal Business Experience
Rajeev Madhavan	1997	42	Rajeev Madhavan has served as Magma’s Chief Executive Officer and Chairman of the Board of Directors since Magma’s inception in 1997. Mr. Madhavan served as Magma’s President from inception until 2001. Prior to Magma, Rajeev served as the CEO of Ambit Design Systems.

Kevin C. Eichler	2003	48	From 2008 to present, Kevin C. Eichler has served as Senior Vice President and Chief Financial Officer for Credence Systems Corporation. From 2006 to 2007, Mr. Eichler served as Executive Vice President, Operations and Chief Financial Officer of Markettools, Inc., the defining provider of on-demand market research. From 1998 to 2006, Mr. Eichler served as Vice President and Chief Financial Officer of MIPS Technologies, a leading provider of industry-standard processor architectures and cores for digital consumer and business applications. Mr. Eichler presently serves on the board of directors for SupportSoft, Inc. (SPRT) and Ultra Clean Holdings, Inc. (UCTT).

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed the firm of Grant Thornton LLP (“GT”) as Magma’s independent registered public accountants for the fiscal year ending May 3, 2009, and the Board of Directors has submitted this selection to the stockholders for ratification. Representatives of GT are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement and to respond to appropriate questions.

GT prepared a report on Magma’s financial statements for the fiscal year ended April 6, 2008. The GT report did not include an adverse opinion or a disclaimer of opinion, or a qualification or modification as to uncertainty, audit scope, or accounting principles. During Magma’s fiscal year ended April 6, 2008, there were no disagreements between Magma and GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference to the subject matter of the disagreement in connection with its report on Magma’s financial statements. Further, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K) during Magma’s fiscal year ended April 6, 2008.

Audit and Non-Audit Fees

The following table provides fees paid by the Company for professional services rendered by GT for the fiscal years ended April 6, 2008 and April 1, 2007.

	Fiscal 2008	Fiscal 2007
Audit Fees	$1,959,406	$2,266,432
Audit-Related Fees	0	0
Tax Fees	184,539	126,154
All Other Fees	0	0

Total Fees	$2,143,945	$2,392,586

Audit Fees were for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the interim consolidated financial statements included in quarterly reports on Form 10-Q and services that are normally provided by independent registered public accountants in connection with statutory and regulatory filings or engagements.

Tax Fees were for professional services for federal, state and international tax compliance, tax advice and tax planning.

All audit services, audit related services, tax services and other services provided by GT were pre-approved by the Audit Committee, or were pre-approved by the Audit Committee Chair and later ratified by the Committee, in accordance with the rules and regulations of the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has delegated to its Chair, Mr. Kevin C. Eichler, the authority to approve up to $50,000 in independent accountant services in the interim between Audit Committee meetings. The Audit Committee has also delegated the authority to management to approve up to $15,000 per individual project for tax projects related to international tax consulting and up to $15,000 per individual project related to general tax and accounting consulting in the interim between Audit Committee meetings, subject to the condition that all independent accountant services be reviewed and any interim approval of fees be ratified at the next succeeding meeting of the Audit Committee.

Required Vote

Ratification of the appointment of the firm of Grant Thornton LLP as Magma’s independent registered public accountants for the fiscal year ending May 3, 2009 requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote. In the event ratification is not obtained, the Audit Committee will review its future selection of Magma’s independent registered public accountants.

The Board of Directors recommends a vote “FOR” ratification of Grant Thornton LLP as Magma’s independent registered public accountants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of June 30, 2008 (the “Table Date”) as to shares of Magma common stock beneficially owned by: (i) each person who is known by Magma to own beneficially more than 5% of its common stock; (ii) each of Magma’s executive officers named under “Summary Compensation Table—Fiscal 2008;” (iii) each of Magma’s current directors; (iv) each of Magma’s nominees for director; and (v) all current directors and executive officers of Magma as a group. Unless otherwise stated below, beneficial ownership information is based solely upon information furnished by the respective stockholders in their filings with the Securities and Exchange Commission. Unless otherwise noted below, the address of each beneficial owner is c/o Magma Design Automation, Inc., 1650 Technology Drive, San Jose, California 95110. The percentage of common stock beneficially owned is based on 44,009,060 shares outstanding as of June 30, 2008. Shares of common stock that may be issued pursuant to the exercise or conversion of options, warrants or convertible securities within 60 days of June 30, 2008 are deemed to be issued and outstanding in calculating the percentage ownership of each of those stockholders possessing such interest, but not for any other stockholders.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Common Stock Beneficially Owned
5% Stockholders:
Cadian Capital Management, LLC (2)	3,030,800	6.9%
Andreas Bechtolsheim (3)	3,345,997	7.6%
JPMorgan Chase & Co. (4)	2,647,851	6.0%

Named Executive Officers and Directors:
Rajeev Madhavan (5)	1,834,362	4.2%
Roy E. Jewell (6)	829,290	1.9%
Peter S. Teshima (7)	221,211	*
Saeid Ghafouri (8)	422,404	*
David H. Stanley (9)	135,232	*
Kevin C. Eichler (10)	243,333	*
Susumu Kohyama (11)	102,916	*
Timothy J. Ng (12)	193,333	*
Thomas M. Rohrs (13)	233,366	*
Chester J. Silvestri (14)	203,366	*
All directors and executive officers as a group (10 persons) (15)	3,996,409	9.1%

*	Amount represents less than 1% of the outstanding shares of Magma’s common stock.
(1)	To Magma’s knowledge, other than as described below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.
(2)	This information was obtained from a Schedule 13G filed by the stockholder on May 21, 2008. The stockholder’s address is 461 Fifth Avenue, 24th Floor, New York, NY 10017.
(3)	This information was obtained from a Schedule 13G/A filed by the stockholder on March 3, 2008. The stockholder’s address is Incline Village, NV 89451.
(4)	According to its Schedule 13G filed with the SEC on February 4, 2008, JPMorgan Chase & Co. is the parent holding company of JPMorgan Chase Bank, National Association; J.P. Morgan Investment Management, Inc.; and JPMorgan Investment Advisors Inc., which act as investment advisors to registered investment companies and separate accounts that own these shares of Magma’s common stock. The address of the entities is 270 Park Avenue, New York, New York 10017.
(5)	Includes 1,116,190 shares issuable upon exercise of stock options within 60 days of the Table Date. Also includes 134,106 shares held by the Madhavan Living Trust UAD 10/29/1998. Mr. Madhavan and his

spouse, Geetha Madhavan, are trustees of the Madhavan Living Trust UAD 10/29/1998. Also includes 7,478 shares held by the Rajeev Madhavan 2006 Grantor-Retained Annuity Trust (“GRAT”) dtd 11/29/06, Rajeev Madhavan, Trustee. Also includes 7,478 shares held by the Geetha Madhavan 2006 GRAT dtd 11/29/06, Rajeev Madhavan, Trustee. Also includes 300 shares held by Geetha Madhavan.

(6)	Includes 809,065 shares issuable upon exercise of stock options within 60 days of the Table Date.
(7)	Includes 201,611 shares issuable upon exercise of stock options within 60 days of the Table Date.
(8)	Includes 420,332 shares issuable upon exercise of stock options within 60 days of the Table Date. Mr. Ghafouri resigned as an officer of the Company on January 31, 2008. Mr. Ghafouri will continue to act as a consultant to the Company in a strategic advisory capacity.
(9)	Includes 131,770 shares issuable upon exercise of stock options within 60 days of the Table Date.
(10)	Includes 243,333 shares issuable upon exercise of stock options within 60 days of the Table Date.
(11)	Includes 102,916 shares issuable upon exercise of stock options within 60 days of the Table Date.
(12)	Includes 193,333 shares issuable upon exercise of stock options within 60 days of the Table Date.
(13)	Includes 233,366 shares issuable upon exercise of stock options within 60 days of the Table Date.
(14)	Includes 203,366 shares issuable upon exercise of stock options within 60 days of the Table Date.
(15)	Includes 3,234,950 shares issuable upon exercise of stock options within 60 days of the Table Date. Excludes shares and options held by Mr. Ghafouri, who was not a current executive officer as of the date of this proxy statement.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by or paid to the principal executive and principal financial officers of Magma, our two other most highly compensated individuals who were serving as executive officers at the end of fiscal 2008, and Saeid Ghafouri, our former Corporate Vice President of Worldwide Field Operations, who resigned as an officer of the Company on January 31, 2008 and whose employment at the Company ended on May 1, 2008. These individuals are referred to as the “Named Officers” in this proxy statement.

Magma’s current executive compensation programs are determined and approved by the Compensation and Nominating Committee. None of the Named Officers is a member of the Compensation and Nominating Committee. As contemplated by its charter, the Compensation and Nominating Committee takes into account the Chief Executive Officer and President’s recommendations regarding the corporate goals and objectives, performance evaluations and compensatory arrangements for Magma’s executive officers other than the Chief Executive Officer and President. These recommendations are circulated to the Compensation and Nominating Committee in advance of their annual meeting at which the compensation of the Named Officers is reviewed and determined. In establishing the actual compensation of Named Officers other than the Chief Executive Officer and President, the Compensation and Nominating Committee may take into account the recommendations of the Chief Executive Officer and President. However, the Compensation and Nominating Committee is not bound by and does not always accept the Chief Executive Officer and President’s recommendations. Magma’s other executive officers, including the other Named Officers, do not currently have any role in determining or recommending the form or amount of compensation paid to the Named Officers and other senior executive officers.

The Named Officers and other employees, including the VP of Human Resources, sometimes attend the Compensation and Nominating Committee’s meetings. However, the Named Officers are not present when certain matters of executive compensation are discussed. In carrying out its responsibilities, the Compensation and Nominating Committee may consult with the VP of Human Resources or a compensation consultant as it determines appropriate with respect to executive compensation matters.

Executive Compensation Program Objectives and Overview

Magma’s current executive compensation programs are intended to achieve three fundamental objectives: (1) attract, retain and motivate qualified executives; (2) hold executives accountable for performance; and (3) align executives’ interests with the interests of our stockholders. In structuring our current executive compensation programs, we are guided by the following basic philosophies:

•	Competition. Magma should provide competitive compensation opportunities so that we can attract, retain and motivate qualified executives.

•	Pay for Performance. A substantial portion of compensation should be tied to company and individual performance.

•

Alignment with Stockholder Interests.    A substantial portion of compensation should be contingent on Magma’s performance for its stockholders. The equity component is an important and significant component of executives’ compensation.

As described in more detail below, the material elements of our current executive compensation programs for Named Officers include a base salary, an annual cash incentive opportunity and a long-term equity incentive opportunity.

We believe that each element of our executive compensation program helps us to achieve one or more of our compensation objectives. The table below lists each material element of our current executive compensation program and the compensation objective or objectives that it is designed to achieve.

Compensation Element	Compensation Objectives Designed to be Achieved
Base Salary	• Attract, retain and motivate qualified executives

Annual Cash Incentive Opportunity	• Hold executives accountable for annual performance • Align executives’ interests with those of stockholders • Attract, retain and motivate qualified executives

Long-Term Equity Incentives	• Align executives’ interests with those of stockholders • Hold executives accountable for long-term performance • Attract, retain and motivate qualified executives

Retirement benefits provided under a 401(k) plan and generally available benefit programs.	• Attract, retain and motivate qualified executives

As illustrated by the table above, base salaries are primarily intended to attract, retain and motivate qualified executives. Unlike the other elements of our current executive compensation program, the amount of each executive’s base salary in a given year is generally not variable and dependent on performance. We believe that in order to attract, retain and motivate top-caliber executives, we need to provide executives with base salaries that are competitive with base salaries provided for similarly situated executives in the high technology industry included in the Radford Survey mentioned below. Base salaries offer executives a predictable benefit amount as compensation for the underlying job and the executive’s continued service throughout the year.

Our annual cash incentive opportunity is primarily intended to hold executives accountable for annual performance, although we also believe it aligns executives’ interests with those of our stockholders and helps us attract, retain and motivate executives. Our long-term equity incentives are primarily intended to align executives’ interests with those of our stockholders, although we also believe they help hold executives accountable for long-term performance and help us attract, retain and motivate executives. These are the elements of our current executive compensation program that are designed to reward performance and the creation of stockholder value, and therefore the value of these benefits is dependent on performance. Each Named Officer’s annual bonus opportunity is paid out on an annual short-term basis and is designed to reward performance for that period. Long-term equity incentives are generally paid out or earned on a longer-term basis and are designed to reward performance over one or more years.

The individual compensation elements are intended to create a total compensation package for each Named Officer that we believe achieves our compensation objectives and provides competitive compensation opportunities relative to similarly situated executives in the high technology industry included in the Radford Survey mentioned below. Magma, on behalf and at the direction of the Compensation and Nominating Committee, regularly retains the services of compensation consultants. These consultants are retained solely for the purposes of providing the Compensation and Nominating Committee with an independent review of competitive executive compensation and expert advice on best practices. The consultant retained is selected by the Chairman of the Compensation and Nominating Committee and serves at the discretion of the Compensation and Nominating Committee. Although the consultants are engaged by Magma, both Magma and the Compensation and Nominating Committee have authority to terminate the consulting relationship at any time. For fiscal 2008, on behalf of the Compensation and Nominating Committee, Magma retained the consulting firm of J. Richard & Co. to review and provide recommendations for the total compensation package of its Named Officers. As part of the compensation review, the consulting firm analyzed compensation from the Radford Survey specific to the Software Product/Services and the technology industry resulting from a combination of three categories: (1) Software Product/Services under 200 million in Revenue; (2) Software Product/Services 200 million to 1 billion in revenue; and (3) all technology companies 200 million to 499 million in revenue. As a general practice, Magma targets each element of compensation at levels between the 50th and 75th percentiles of the similarly situated executives in the high technology industry included in the Radford Survey mentioned above. The Compensation and Nominating Committee has determined that this range is appropriate and necessary to attract, motivate and retain talented executives responsible for the success of Magma, which operates in an extremely competitive and rapidly changing part of the technology industry. With this in mind, the Compensation and Nominating Committee strives to set the executive compensation programs within the appropriate competitive framework and based on achievement of overall financial results and individual contributions by executives.

Current Executive Compensation Program Elements

Base Salaries

None of our Named Officers have employment agreements or other contractual rights to receive fixed base salaries except that Saeid Ghafouri and the Company entered into a separation agreement, effective as of March 29, 2008 and a consulting services agreement, effective as of May 2, 2008, as described below. The Compensation and Nominating Committee generally reviews the base salaries for each Named Officer shortly before or after the end of our preceding fiscal year to set base salaries for the upcoming fiscal year. In determining the appropriate fiscal 2008 base salary for each Named Officer, we considered the base salary, target bonus and target total cash compensation levels in effect for comparable executives using the Radford published survey, the experience of the retained compensation consulting firm of J. Richard & Co., the experience and personal performance of each officer, internal comparability considerations and Magma’s performance for its stockholders during the prior year. The weight given to each of these factors differed from individual to individual based on their different positions. We determined that the appropriate base salary for each Named Officer for fiscal 2008 was the amount reported for such officer in Column (c) of the Summary Compensation Table—Fiscal 2008 below. In line with our philosophy of providing competitive compensation opportunities relative to similarly situated executives in the high technology industry included in the Radford Survey mentioned above, the fiscal 2008 base salary level for Named Officers ranged from the 50th percentile to the 75th percentile of the base salary levels in effect for similarly situated executives in the high technology industry included in the Radford Survey mentioned above.

In April 2008, the Compensation and Nominating Committee reviewed Magma’s current executive base salary levels against market levels for similarly situated executives in the high technology industry included in the Radford Survey mentioned above. After considering this data and each executive’s performance as well as the recommendations of J. Richard & Co., the Compensation and Nominating Committee concluded that the base salaries of each Named Officer (other than Saeid Ghafouri) were not in line with Magma’s target market position. Consequently, the Compensation and Nominating Committee increased the annual base salary of each of the Named Officers (other than Mr. Ghafouri) for fiscal 2009 as follows:

Named Officer	Fiscal 2008 Annual Base Salary ($)	Fiscal 2009 Annual Base Salary ($)
Rajeev Madhavan	475,000	510,000
Roy E. Jewell	475,000	510,000
Peter S. Teshima	300,000	320,000
David H. Stanley	290,000	300,000

The Compensation and Nominating Committee believes that the increases to the above salaries were necessary in order to be competitive with salaries for similarly situated executives in the high technology industry included in the Radford Survey mentioned above.

Annual Cash Incentive Award

As with base salaries, none of our Named Officers has employment agreements or other contractual rights to a fixed actual or target bonus for any given year except that Saeid Ghafouri and the Company entered into a separation agreement, effective as of as of March 29, 2008 and a consulting services agreement, effective as May 2, 2008, as described below. The Compensation and Nominating Committee generally establishes each Named Officer’s target annual bonus and the overall bonus structure and mechanics for the upcoming fiscal year shortly before or after the end of our preceding fiscal year. The Compensation and Nominating Committee set each Named Officer’s target bonus for fiscal 2008 as a percentage of his base salary. Each Named Officer’s target bonus percentage was generally determined by reference to comparable bonus opportunities in effect for similarly situated executives in the high technology industry included in the Radford Survey mentioned above, the comparable bonus targets reported from published surveys including the Radford Survey, internal comparability with percentage targets of other executives and the executive’s level of responsibility, experience and knowledge. The Compensation and Nominating Committee also took into account each Named Officer’s total cash compensation opportunity (i.e., base salary plus bonus) relative to the total cash compensation opportunities for similarly situated executives in the high technology industry included in the Radford Survey mentioned above. In line with our philosophy of providing competitive compensation opportunities relative to these companies, the fiscal 2008 target bonus opportunities for Named Officers were set at the 75th percentile of the target bonus opportunities in effect for similarly situated executives in the high technology industry included in the Radford Survey mentioned above. Mr. Madhavan’s fiscal 2008 target bonus was set at 90% of his base salary, Mr. Jewell’s was set at 90% of his base salary, and the target bonuses for our other Named Officers other than Mr. Ghafouri were set at 60% of their respective base salaries. Mr. Ghafouri’s target bonus was payable pursuant to a commission arrangement and was set at 120% of his base salary. The actual bonus payable to any Named Officer may be higher or lower than his or her target bonus, depending on whether actual performance meets, partially meets, or exceeds the predetermined performance goals.

The performance goals that the Named Officers (other than Mr. Ghafouri) were required to satisfy during fiscal 2008 in order to earn an annual bonus were based on Magma’s annual bookings, revenue and earnings per share goals, all of which are determined on a Non-GAAP basis. The Compensation and Nominating Committee selected these goals because it views bookings, revenue and earnings per share as the metrics that most accurately measure each Named Officer’s performance during the year, closely correlates to growth in stockholder value and is straightforward to administer and communicate. The Compensation and Nominating Committee has the discretion to determine the appropriate amount of the target bonus payable to each Named Officer based on the Compensation and Nominating Committee’s review of the goals achieved. In addition, notwithstanding the level of achievement of the performance goals, the Compensation and Nominating Committee has the discretion to increase or decrease the bonus amount payable to each Named Officer based on the Compensation and Nominating Committee’s assessment of the individual’s performance during the fiscal year. At the end of fiscal 2008, the Compensation and Nominating Committee evaluated the performance of the Company and each Named Officer (other than Mr. Ghafouri) with respect to the performance goals described above and determined the appropriate annual bonus for each Named Officer (other than Mr. Ghafouri). Mr. Ghafouri’s bonus is based on the commission arrangement set forth in his sales commission plan. Each Named Officer earned the annual bonus for fiscal 2008 that is presented in Column (d) of the Summary Compensation Table—Fiscal 2008 below. Messrs. Madhavan, Jewell, Teshima and Stanley earned 62% of their target bonuses. Mr. Ghafouri earned 56% of his target bonus. The bonus amounts of the Named Officers other than Mr. Ghafouri were based on an evaluation of the level of achievement of the bookings, revenue and earnings per share targets. Mr. Ghafouri’s bonus amount was based on the commission arrangement set forth in his sales commission plan.

In setting the performance goals for the Named Officers, the Compensation and Nominating Committee assessed the anticipated difficulty and relevant importance to the success of Magma of achieving the performance goals. Achievement of the performance goals is measured against targets set forth in Magma’s annual plan, which is developed by the Audit Committee and approved by the Board of Directors. Historically,

Magma has sometimes had difficulties achieving the target levels set forth in the annual plan. At the time the performance goals and target levels were set for the Named Officers, the Compensation and Nominating Committee believed that the target levels would be challenging to achieve based on the historical performance of Magma and due to the highly competitive nature of the electronic design automation industry, low industry growth rates, and fast changing technology.

In April 2008, the Compensation and Nominating Committee reviewed Magma’s current executive annual cash incentive award levels against market levels for similarly situated executives in the high technology industry included in the Radford Survey mentioned above. After considering this data and each executive’s performance (other than with respect to Mr. Ghafouri), as well as the recommendations of J. Richard & Co., the Compensation and Nominating Committee concluded that the target bonus percentages for Messrs. Madhavan and Jewell were not in line with Magma’s target market position. Consequently, the Compensation and Nominating Committee increased the target bonus percentage for Messrs. Madhavan and Jewell for fiscal 2009 as set forth in the table below.

Named Officer	Fiscal 2008 Target Bonus Percentage	Fiscal 2009 Target Bonus Percentage
Rajeev Madhavan	90% of base salary	100% of base salary
Roy E. Jewell	90% of base salary	100% of base salary

The Compensation and Nominating Committee believes that the increases to the above target bonus percentages were necessary in order to be competitive with target bonus percentages for similarly situated executives in the high technology industry included in the Radford Survey mentioned above. The performance goals for fiscal 2009 will include operating margin, in addition to bookings, revenue and earnings per share. The Compensation and Nominating Committee decided to add operating margin as a performance goal in fiscal 2009 to incentivize the Named Officers to improve Magma’s operating margin.

Long-Term Equity Incentive Awards

Magma’s view is that the Named Officers’ long-term compensation should be directly linked to the value provided to our stockholders, and should be an important and significant component of our executive compensation program. The Named Officers’ long-term compensation for fiscal 2008 was awarded in the form of stock options having an exercise price equal to the closing price of Magma’s common stock on the grant date. Stock options were our preferred equity award for the Named Officers because the options would not have any value unless the shares of Magma’s common stock appreciate in value following the grant date. Magma’s 2001 Stock Incentive Plan, or the 2001 Plan, permits us to grant restricted shares or units and other “full value” awards, and, prior to fiscal 2009, we did so only for our non-executive level employees. We favored the use of stock options over time-vested restricted shares or units for the Named Officers because our stock option grants put more compensation “at risk.” Unlike non-executive level employees—for whom we believe time-vested restricted shares are appropriate because these employees generally are not able to directly influence the value of Magma’s stock with their performance—we believed the Named Officers’ performance directly affected the value delivered to our stockholders and that their equity compensation should be appropriately tied to the creation of stockholder value. However, in order to be consistent with Magma’s practice of awarding “full value” awards to non-executive level employees as well as to continue to retain the Named Officers and after reviewing the retention value of the Named Officers’ outstanding stock options based on current vesting schedules and exercise prices relative to the fair market value of Magma’s common stock and data set forth in the Radford Survey provided by J. Richard & Co. concerning the amount and type of equity awards granted to similarly situated executives in the high technology industry, the Compensation and Nominating Committee determined that it was in the best interests of Magma to grant restricted stock units to executives, including the Named Officers, on a going forward basis. “Full value” equity awards in the form of restricted stock units have been granted to the Named Officers for fiscal 2009, and in making such grants, the Compensation and Nominating Committee considered the value of similar grants made to similarly situated executives in the high technology industry included in the Radford Survey mentioned above at the 75th percentile to determine the number of shares that will be subject to grants of restricted stock units for fiscal 2009, and the Compensation and Nominating Committee applied a 1 to 3 restricted stock unit to option exchange ratio (i.e., 1 restricted stock unit for 3 options that would have been granted. The number of restricted stock units granted to the Named Officers for fiscal 2009 are as follows: Rajeev Madhavan (125,000 restricted stock units); Peter Teshima (60,000 restricted stock units); Roy Jewell (125,000 restricted stock units); David Stanley (50,000 restricted stock units).

Stock option grants to our Named Officers typically vest and restricted stock units will vest in a series of installments over a four-year vesting period. We believe this four-year vesting period provides an incentive for the Named Officers to remain in our employ, and also focuses the Named Officers on the long-term performance of our company for the benefit of our stockholders. We believe the four-year vesting period together with annual grants expected to be made in successive years help create a long-term incentive and strike an appropriate balance between the interests of Magma, our stockholders and the individual Named Officers in terms of the incentive, value creation and compensatory aspects of these equity awards.

We have established general guidelines that help us determine the size of each Named Officer’s option award and will apply these guidelines to determine restricted stock unit grants on a 1 to 3 restricted stock unit to option exchange ratio. The guidelines are re-examined on an annual basis, and take into account such factors as the Named Officer’s responsibility level, a comparison with comparable awards made to similarly situated executives in the high technology industry included in the Radford Survey mentioned above, our long-term objectives for maintaining and expanding technological leadership through product development and growth, our expected performance, individual performance and contributions during the fiscal year, the Named Officer’s existing holdings of shares of our common stock and unvested stock options and other equity awards and the number and value of shares previously sold (including the amount realized to date from stock options previously exercised). When determining the size of each Named Officer’s option award under the guidelines, we also considered more technical mathematical metrics such as the projected value of the option if projected stockholder returns are attained over the option period and the value of the option as determined by the Black-Scholes model or the binomial model (or other models as recommended by the Financial Accounting Standards Board or the Securities and Exchange Commission). With respect to restricted stock units, the Compensation and Nominating Committee intends to use established general guidelines to determine the size of each Named Officer’s option award (as if there were to be option awards) and then to apply these guidelines to determine the actual restricted stock unit grants on a 1 to 3 restricted stock unit to option exchange ratio. The Compensation and Nominating Committee may also consider other relevant factors when determining the size of each Named Officer’s equity award, and may deviate from our guidelines if particular circumstances warrant. The number of options granted to each Named Officer during fiscal 2008 and the grant-date fair value of these options as determined under FAS 123R for purposes of Magma’s financial statements is presented in the “Grants of Plan-Based Awards in Fiscal 2008” table below.

If a change in control of Magma occurs, 25% of each Named Officer’s unvested options granted subsequent to any initial hire-on grants (granted on or after October 22, 2003) will become immediately vested and exercisable except for Mr. Ghafouri, who will no longer receive such accelerated vesting and whose outstanding unvested options will continue to vest monthly and remain exercisable until the termination of his consulting services agreement as described below. If any Named Officer’s employment is involuntarily terminated without cause within the first year following the change in control, an additional 50% of his unvested options granted subsequent to any initial hire-on grants (granted on or after October 22, 2003) will generally become vested and exercisable except for Mr. Ghafouri, who will no longer receive such accelerated vesting and whose outstanding unvested options will continue to vest monthly and remain exercisable until the termination of his consulting services agreement as described below. An involuntary termination includes a termination of the Named Officer’s employment by Magma without cause and the occurrence of certain events that we have determined result in a constructive termination of the Named Officer’s employment (as described in further detail in the “Potential Payments Upon Termination or Change in Control” section below). We believe this accelerated option vesting in connection with a change in control or an involuntary termination of employment following the change in control is appropriate. Given the uncertainty regarding the continued employment of Named Officers that typically occurs in a change in control context and the importance of long-term equity awards in our executive compensation program, we feel that this vesting protection helps assure the Named Officers that they will not lose the expected value of their options because of a change in control of Magma. In addition, our Named Officers are not provided with any cash severance or continued benefits upon a termination of employment for any reason except for the following: (i) Mr. Teshima is entitled to severance equal to six months’ of his initial annual base salary if his employment is involuntarily terminated without cause (as described in further detail in the “Potential Payments Upon Termination or Change in Control” section below), (ii) Mr. Ghafouri and the Company entered into a separation agreement which provided for various benefits to Mr. Ghafouri as described below, and (iii) any severance payable pursuant to separation agreements entered into in connection with other executives’ departures. We believe that providing the Named Officers with severance protections in the form of accelerated option vesting in the change in control context is appropriate. Magma may from time to time consider the possibility of an acquisition by another company or other change in control. Magma recognizes that Named Officers may be concerned with the instability of their employment in the event of a change in control and that the possibility of a change in control of Magma may cause Named Officers to consider alternative employment opportunities. Magma believes that providing such individuals with vesting acceleration in connection with a change in control and their termination thereafter will help to (i) secure their continued dedication and objectivity, notwithstanding the possibility, threat or occurrence of a change in control and (ii) provide such individuals with an incentive to continue employment and motivate them to maximize the value of Magma upon a change in control for the benefit of its stockholders.

However, Magma’s current policy is (i) not to pay Named Officers any “gross ups” for parachute payment excise taxes under Section 4999 of the Internal Revenue Code, and (ii) to avoid losing its related tax deduction for any parachute payments under Section 280G of the Internal Revenue Code. Therefore, any accelerated option vesting upon or following a change in control is subject to the 2001 Plan’s general parachute payment limitation. The parachute payment cap provides that if any payments under the plan would be considered “parachute payments” under Section 280G of the Internal Revenue Code, the value of such payments will be reduced to the maximum amount that would permit Magma to preserve its full tax deduction for the awards. This parachute payment limitation may result in a reduced percentage of each Named Officer’s unvested options becoming vested and exercisable upon or following a change in control, and ensures that Magma will not lose its tax deduction for these options.

A description of the material terms of the options granted to each Named Officer during fiscal 2008 is presented in the narrative sections following the “Grants of Plan-Based Awards in Fiscal 2008” table below.

The Compensation and Nominating Committee historically has not had, and does not intend to establish, any program, plan or practice of timing the grant of equity awards to its executive officers in coordination with the release of material non-public information that is likely to result in either an increase or decrease in the price of Magma common stock.

Retirement Benefits under the 401(k) Plan and Generally Available Benefit Programs

In fiscal 2008, Named Officers were eligible to participate in Magma’s employee stock purchase plan and the health and welfare programs that are generally available to other Magma employees, including medical, dental, vision, life, short-term and long-term disability, employee assistance, flexible spending, accidental death & dismemberment and certain other fringe benefit plans. In addition, Magma offers supplemental disability insurance to executives, including the Named Officers.

Magma also maintains a tax-qualified 401(k) Plan (the “401(k) Plan”), which is broadly available to Magma’s general employee population. The 401(k) Plan covers essentially all Magma employees. Eligible employees may make voluntary contributions to the 401(k) Plan from their annual eligible compensation up to applicable regulatory limits. Magma is permitted to make contributions to the 401(k) Plan as determined by the Board of Directors. However, Magma has not made any contributions to the Plan.

The 401(k) Plan and other generally available benefit programs allow Magma to remain competitive, and Magma believes that the availability of such benefit programs enhances employee loyalty and productivity. The benefit programs are primarily intended to provide all eligible employees with competitive and quality healthcare, financial protection for retirement and enhanced health and productivity. These benefit programs typically do not factor into decisions regarding executive compensation packages.

Section 162(m) Policy

Section 162(m) of the Internal Revenue Code places a $1.0 million limit on the tax deductibility of compensation paid or accrued with respect to a covered employee of a publicly-held corporation. The limitation applies only to compensation which is not considered to be performance-based, either because it is not tied to the attainment of performance milestones or because it is not paid pursuant to a stockholder-approved plan. We believe that all compensation realized in fiscal 2008 by the Named Officers is deductible under Section 162(m). Our general intention is to comply with Section 162(m) where possible, and we believe the 2001 Plan complies with the requirements of that section to permit deductibility of the options awarded to the Named Officers under the plan as performance-based compensation. However, Magma reserves the right to pay compensation that is not deductible if the Compensation and Nominating Committee determines that it is appropriate to do so.

The Compensation and Nominating Committee Report on Executive Compensation and the Report of the Audit Committee of the Board of Directors that follow are required by the SEC. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed “soliciting material” or “filed” under these Acts.

COMPENSATION AND NOMINATING COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

The Compensation and Nominating Committee has certain duties and powers as described in its charter. The Compensation and Nominating Committee is currently composed of the three (3) Non-Employee Directors named at the end of this report, each of whom is independent as defined by the Nasdaq listing standards.

The Compensation and Nominating Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and our discussions, the Compensation and Nominating Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in Magma’s Annual Report on Form 10-K for the fiscal year ended April 6, 2008.

Compensation and Nominating Committee of the

Board of Directors

Chester J. Silvestri (Chair)

Timothy J. Ng

Thomas M. Rohrs

SUMMARY COMPENSATION TABLE—FISCAL 2008

The following table presents information regarding compensation of the Named Officers for services rendered during fiscal 2007 and 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(i)	(j)
Rajeev Madhavan	2008	475,000	265,050	—	675,913	—	—	1,415,963
Chief Executive Officer	2007	420,000	300,279	—	623,263	—	—	1,343,542

Peter S. Teshima	2008	300,000	111,600	—	409,852	—	—	821,452
Corporate Vice President, Finance and Chief Financial Officer	2007	250,000	165,600	—	258,063	—	—	673,663

Roy E. Jewell	2008	475,000	265,050	—	926,935	—	—	1,666,985
President and Chief Operating Officer	2007	420,000	300,279	—	778,805	—	—	1,499,084

Saeid Ghafouri (3)	2008	330,000	526,498	—	462,963	—	—	1,319,461
Corporate Vice President, Worldwide Field Operations	2007	300,000	591,554	—	360,405	—	—	1,251,959

David H. Stanley	2008	290,000	107,880	—	293,640	—	—	691,520
Corporate Vice President, Corporate Affairs	2007	270,000	163,944	—	173,748	—	—	607,692

(1)	Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year. Amounts reported for Mr. Ghafouri represent commissions earned during the fiscal year pursuant to a sales bonus arrangement in which he participates.
(2)	Amounts reported reflect the aggregate dollar amounts recognized for option awards for financial statement reporting purposes with respect to fiscal 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions). For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock-based compensation contained in Note 11 to Magma’s Consolidated Financial Statements, included as part of Magma’s Annual Report for the fiscal year ended April 6, 2008 filed on Form 10-K, which note is incorporated herein by reference.
(3)	Mr. Ghafouri resigned as an officer on January 31, 2008 and continued as an employee of Magma until May 1, 2008. Mr. Ghafouri is providing services to the Company pursuant to the consulting services agreement described below. $55,000 of Mr. Ghafouri’s salary relates to his service following his resignation as an officer.

Compensation of Named Officers

The Summary Compensation Table—Fiscal 2008 above quantifies the value of the different forms of compensation earned by or awarded to our Named Officers during fiscal 2008. The primary elements of each Named Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives consisting of stock options for fiscal 2007 and fiscal 2008 except that Mr. Ghafouri did not receive any long-term equity incentive.

The Summary Compensation Table—Fiscal 2008 should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each Named Officer’s base salary and annual bonus is provided immediately following this paragraph. The Grants of Plan-Based Awards in Fiscal 2008 table, and the description of the material terms of the stock options granted in fiscal 2008 that follows it, provide information regarding the options granted to the Named Officers during fiscal 2008. The Outstanding Equity Awards at Fiscal 2008 Year-End and Option Exercises and Stock Vested in Fiscal 2008 tables provide further information on the Named Officers’ potential realizable value and actual value realized with respect to their equity awards. The discussion of the potential payments due upon a termination of employment or change in control that follows is intended to further explain the potential future payments that are, or may become, payable to our Named Officers under certain circumstances.

Description of Employment Agreements, Salary and Bonus Amounts

As indicated in the Compensation Discussion and Analysis, none of the Named Officers is employed pursuant to an employment agreement except that Mr. Ghafouri has a consulting services agreement with the Company as described below. As a result, the base salary and bonus opportunities of each Named Officer (other than Mr. Ghafouri) are not fixed by contract. As described below, the compensation payable to Mr. Ghafouri for his consulting services is fixed by contract pursuant to his consulting services agreement. With respect to all Named Officers other than Mr. Ghafouri, shortly before or after the beginning of each fiscal year, the Compensation and Nominating Committee establishes the base salary and target bonus levels for each of our Named Officers for the year. In making its determination, the Compensation and Nominating Committee considers the factors discussed above under “Compensation Discussion and Analysis—Current Executive Compensation Program Elements.” Messrs. Madhavan, Teshima, Jewell and Stanley’s base salaries and bonuses represented 52%, 50%, 44%, and 58% of their respective total compensation amounts and Mr. Ghafouri’s represented 65% of his respective total compensation reported in the Summary Compensation Table.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2008

The following table presents information regarding the stock options granted to the Named Officers during fiscal 2008. The material terms of the stock options are also described in the narrative sections that follow this table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
(a)	(b)	(j)	(k)	(l)
Rajeev Madhavan	4/5/07	300,000	12.09	1,385,790
Peter S. Teshima	4/5/07	150,000	12.09	692,895
Roy E. Jewell	4/5/07	300,000	12.09	1,385,790
Saeid Ghafouri (3)	4/5/07	200,000	12.09	923,860
David H. Stanley	4/5/07	150,000	12.09	692,895

(1)	Stock options granted to the Named Officers were granted under the 2001 Plan and vest monthly over four years, with 1/48th of the shares subject to such option vesting each month from the beginning of the fiscal year.
(2)	For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock-based compensation contained in Note 11 to Magma’s Consolidated Financial Statements, included as part of Magma’s Annual Report for the fiscal year ended April 6, 2008 filed on Form 10-K, which note is incorporated herein by reference.
(3)	Mr. Ghafouri resigned as an executive officer of the Company effective January 31, 2008.

Description of Stock Option Awards

During fiscal 2008, each Named Officer was granted a time-based stock option award under, and subject to the terms of, the 2001 Plan. Each stock option granted during fiscal 2008 may be exercised to purchase one share of Magma’s common stock at an exercise price equal to the closing price of Magma’s common stock on the grant date. All stock options granted to the Named Officers during fiscal 2008 were non-qualified stock options not intended to qualify as incentive stock options under the Internal Revenue Code.

Each Named Officer’s stock option award is subject to a four-year vesting period. Subject to each Named Officer’s continued employment, his stock option award will vest and become exercisable on a monthly basis following the grant date. Other than in connection with certain terminations of employment related to a change in control of Magma described below, Named Officers will not receive any accelerated vesting of their options upon their termination of employment for any reason. Instead, the unvested portion of each Named Officer’s stock option award will be immediately forfeited and no longer eligible to become vested and exercisable.

With respect to options granted on or after October 22, 2003 other than any initial hire-on grants, if a change in control of Magma occurs while a Named Officer (other than Mr. Ghafouri) is still employed at Magma or if the employment of a Named Officer (other than Mr. Ghafouri) is involuntarily terminated without cause within the first year following the change in control (as described in further detail in the “Potential Payments Upon Termination or Change in Control” section below), the Named Officers (other than Mr. Ghafouri) will be entitled to accelerated vesting of a portion of their unvested options. As a result of Mr. Ghafouri’s termination of employment, he will no longer be entitled to receive such accelerated vesting. Rather, Mr. Ghafouri’s outstanding unvested options will continue to vest monthly and remain exercisable until the termination of his consulting services agreement as described below. A description of the accelerated vesting is provided in the “Potential Payments Upon Termination or Change in Control” section below. In addition, in the event Magma is a party to a merger or reorganization, outstanding options may be continued, assumed, substituted or accelerated and “cashed out,” in each case as provided in the agreement of merger or reorganization.

Each Named Officer’s stock option award has a normal (and maximum) term of five years, although this term may be shortened if the Named Officer’s employment terminates. Unless exercised, a Named Officer’s stock options will generally terminate three months after the date of the Named Officer’s termination of employment. However, the stock option award will terminate six months after the date of the Named Officer’s termination of employment if the termination of employment occurs as a result of the officer’s death or total and permanent disability. The stock option award will terminate seven days after the Named Officer’s termination of employment, if Magma terminates the Named Officer for reasons constituting cause (as such term is defined in the applicable stock option agreement).

The options granted to the Named Officers do not include any dividend, dividend equivalent or other stockholder rights. Stock option awards are generally only transferable to a beneficiary of a Named Officer upon his death.

The Compensation and Nominating Committee administers the 2001 Plan and has the ability to interpret and make all required determinations under the plan, subject to plan limits. This authority includes making required proportionate adjustments to outstanding options to reflect any impact resulting from various corporate events such as combinations, consolidations, recapitalizations or stock splits.

OUTSTANDING EQUITY AWARDS AT FISCAL 2008 YEAR-END

The following table presents information regarding the outstanding equity awards held by each Named Officer as of the end of fiscal 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(2)
(a)	(b)	(c)		(d)	(e)	(f)
Rajeev Madhavan	300,000	0			11.55	9/29/2010
	42,857	0		—	6.416	9/4/2011
	60,000	0		—	7.70	1/16/2013
	250,000	0		—	16.57	7/23/2013
	60,000	0		—	20.08	4/28/2014
	60,000	0		—	13.47	2/7/2015
	82,500	37,500	(3)	—	8.54	6/8/2015
	127,143	127,143	(4)	—	7.85	5/2/2011
	75,000	225,000	(5)	—	12.09	4/5/2012

Peter S. Teshima	30,091	16,503	(6)		9.20	8/22/2010
	100,000	100,000	(4)	—	7.85	5/2/2011
	37,500	112,500	(5)	—	12.09	4/5/2012

Roy E. Jewell	42,500	0			7.70	1/16/2013
	18,107	0		—	7.00	5/14/2013
	125,000	0		—	16.57	7/23/2013
	60,000	0		—	20.08	4/28/2014
	60,000	0		—	13.47	2/7/2015
	82,500	37,500	(3)	—	8.54	6/8/2015
	264,393	264,393	(4)	—	7.85	5/2/2011
	75,000	225,000	(5)	—	12.09	4/5/2012

Saeid Ghafouri	135,750	0		—	10.98	9/19/2012
	43,750	0		—	16.57	7/23/2013
	30,000	0		—	20.08	4/28/2014
	30,000	0		—	13.47	2/7/2015
	41,250	18,750	(3)	—	8.54	6/8/2015
	50,000	100,000	(4)	—	7.85	5/2/2011
	50,000	150,000	(5)	—	12.09	4/5/2012

David H. Stanley	49,583	35,417	(7)		8.45	11/30/2010
	20,000	20,000	(4)	—	7.85	5/2/2011
	37,500	112,500	(5)	—	12.09	4/5/2012

(1)	All exercisable options are currently vested.
(2)	The expiration date shown is the normal expiration date and the latest date that options may be exercised. Options may terminate earlier in certain circumstances, such as in connection with a Named Officer’s termination of employment or in connection with a change in control.
(3)	Option vests monthly over 48 months from grant date.

(4)	Option vests monthly over 48 months from beginning of fiscal 2007.
(5)	Option vests monthly over 48 months from beginning of fiscal 2008.
(6)	Option vests to the extent of 12.5% of the shares subject to the Option after six months from grant date; remainder of option vests monthly over the following 42 months.
(7)	Option vests to the extent of 25% of the shares subject to the Option after one year from 11/15/05; remainder of option vests monthly over the following 36 months.

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2008

The following table presents information regarding the exercise of stock options by Named Officers during fiscal 2008.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
(a)	(b)	(c)
Rajeev Madhavan	0	0
Roy E. Jewell	210,000	1,188,558
Saeid Ghafouri	50,000	346,961
Peter S. Teshima	0	0
David H. Stanley	0	0

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Named Officers other than Mr. Ghafouri

Our Named Officers other than Mr. Ghafouri do not have a formal employment or severance agreement with Magma providing for severance benefits upon their termination of employment for any reason except that Magma has agreed to pay Mr. Teshima a lump sum severance payment equal to six months of his initial annual base salary (which initial annual base salary was $200,000) if Mr. Teshima’s employment with Magma is involuntarily terminated without cause. For this purpose, “cause” means if Mr. Teshima were to (i) commit a felony or other intentional misconduct that, in the reasonable and good faith determination of the Board of Directors, makes it impracticable for him to discharge substantially all of his duties as an officer of Magma, or (ii) commit gross negligence or intentional misconduct that is materially injurious to Magma. However, Magma may from time to time provide severance payments and benefits to the Named Officers and other employees in connection with their termination of employment, typically pursuant to separation agreements entered into at the time of termination of employment.

Named Officers may be entitled to accelerated vesting of their outstanding stock options in connection with a change in control or similar transaction and certain terminations of employment related to a change in control, as also noted in the narrative description of stock option awards following the “Grants of Plan-Based Awards in Fiscal 2008” table above. Specifically, for options granted on or after October 22, 2003 other than any initial hire-on grants, if a change in control of Magma occurs, 25% of each of these Named Officer’s unvested options will become immediately vested and exercisable, and, if the Named Officer’s employment is involuntarily terminated without cause within the first year following the change in control, an additional 50% of his unvested options will become vested and exercisable as long as the accelerated vesting does not trigger any adverse accounting treatment. An involuntary termination includes a termination of the Named Officer’s employment by Magma without cause and certain events that result in a constructive termination of the Named Officer’s employment. For this purpose, cause means (i) continued failure by the Named Officer to perform substantially the duties, which standard of duties shall be referenced to the standards set by Magma at the date of the option agreement (other than as a result of sickness, accident or similar cause beyond your reasonable control) after receipt of a written warning and the Named Officer being given thirty (30) days to cure the failure; (ii) willful misconduct or gross negligence, which is demonstrably injurious to Magma or any of its subsidiaries, including without limitation willful or grossly negligent failure to perform the Named Officer’s material duties as an officer or employee of Magma or any of its subsidiaries or a material breach of the option agreement, the Named Officer’s employment agreement (if any) or his proprietary information and inventions agreement with Magma; (iii) conviction of or plea of nolo contendere to a felony; or (iv) commission of an act of fraud against, or the misappropriation of property belonging to, Magma or any affiliated company, employee, customer or supplier of Magma. Events that would trigger a constructive termination include (i) a required relocation of more than 50 miles, (ii) a reduction in base salary, and (iii) a unilateral reduction in the Named Officer’s duties to non-executive level duties. In addition, the 2001 Plan provides that in the event Magma is a party to a merger or reorganization, outstanding options may be continued, assumed, substituted or accelerated and “cashed out,” in each case as provided in the agreement of merger or reorganization. Although certain outstanding options granted prior to October 22, 2003, also contain vesting acceleration provisions, such options are now fully vested.

Any potential accelerated option vesting upon or following a change in control is subject to the 2001 Plan’s general parachute payment limitation. The 2001 Plan provides that if any payment or transfer under the plan would be considered non-deductible parachute payments under Section 280G of the Internal Revenue Code, then the value of such payments will be reduced to the maximum amount that would permit Magma to preserve its full tax deduction for the awards. Depending on the timing of any change in control, the number of options that vest and each Named Officer’s compensation earned in preceding years, this parachute payment limitation may result in a reduced percentage of each Named Officer’s unvested options becoming vested and exercisable upon or following a change in control.

If a change in control of Magma had occurred on April 6, 2008 (the last day of fiscal 2008), and each of these Named Officer’s employment was involuntarily terminated without cause on the same date, the value of each of these Named Officer’s accelerated option vesting would be the amount shown in the table below. For purposes of the following table, we have assumed that (i) the price per share of Magma’s common stock is equal to the closing price per share on April 4, 2008, which was the last trading day before Magma’s fiscal year-end, (ii) options are substituted or assumed in connection with the change in control, and (iii) the value of any option that may be accelerated is equal to the excess of the closing price for a Magma share on April 4, 2008, over the option’s exercise price (i.e., the full “spread” value of the option). The value of each of these Named Officer’s option vesting that would be subject to accelerated vesting is as follows:

Name	Estimated Total Value of Option Acceleration ($)
Rajeev Madhavan	347,865
Peter S. Teshima	242,183
Roy E. Jewell	659,422
David H. Stanley	104,546

These Named Officers will not receive any accelerated vesting of their options upon their termination of employment for any reason other than as described above in connection with a change in control or similar transaction.

Mr. Saeid Ghafouri

As mentioned above, Mr. Ghafouri resigned as an executive officer on January 31, 2008. Effective as of March 29, 2008, the Company entered into a separation agreement and mutual release with Mr. Ghafouri, and pursuant to this agreement, Mr. Ghafouri’s employment at the Company ended on May 1, 2008. Pursuant to this separation agreement and mutual release, Mr. Ghafouri was entitled to the following: a lump-sum payment of

$261,250; payment of his base salary through May 1, 2008 as well as any remaining commissions for fiscal 2008 including but not limited to commissions from the fourth quarter of fiscal 2008 in accordance with the Company’s fiscal 2008 sales compensation plan; all his accrued vacation and accrued Employee Stock Purchase Plan contributions; and payment for his health benefit coverage through the end of May 2008, minus any contributions to be made by Mr. Ghafouri.

Mr. Ghafouri did not receive any accelerated vesting of his outstanding options in connection with his termination of employment. However, effective as of May 2, 2008, the Company and Mr. Ghafouri entered into a consulting services agreement, and his outstanding options will continue to vest monthly and remain exercisable until the termination of the consulting services agreement. Pursuant to this consulting services agreement, the Company shall pay to Mr. Ghafouri a total amount of $419,154 for services rendered under this agreement. Said total amount shall be paid in 10 equal monthly installments paid on or before the 10th of each month, commencing after May 2, 2008. If the Company or Mr. Ghafouri terminates this consulting services agreement, the Company shall pay the remaining unpaid balance of this sum of $419,154 within 90 days of the termination effective date. In addition, the Company agrees to reimburse Mr. Ghafouri for reasonable business expenses incurred in the performance of his duties under the consulting services agreement. The consulting services agreement shall terminate on February 10, 2009 unless earlier terminated pursuant to the terms of the agreement. The Company may not terminate this consulting services agreement earlier than January 16, 2009 except pursuant to certain provisions of the agreement. If the Company does terminate the consulting services agreement earlier than January 16, 2009 other than pursuant to certain provisions of the agreement, then, as described above, the Company shall pay the remaining unpaid balance of compensation payable under this agreement, and such termination will accelerate through January 16, 2009, the vesting of Mr. Ghafouri’s stock options granted by the Company. Mr. Ghafouri shall have ninety (90) days after termination of the consulting services agreement within which to exercise any vested options, notwithstanding the terms in his option agreements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The ultimate responsibility for good corporate governance rests with the Board, whose primary roles are oversight, counseling and direction to Magma’s management in the best long-term interests of Magma and its stockholders. The Audit Committee of the Board of Directors has been established for the purpose of overseeing the accounting and financial reporting processes of the Company and audits of Magma’s annual financial statements. The Audit Committee is made up solely of independent directors, as defined in the applicable Nasdaq and SEC rules. The Audit Committee operates under a written charter adopted and regularly reviewed by the Board, a copy of which is available at http://investor.magma-da.com/governance.cfm. The responsibilities of the Audit Committee, as reflected in its charter are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee is currently composed of three directors appointed by the Board, including at least one independent member determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Kevin C. Eichler is the independent director who has been determined to be an audit committee financial expert. A description of Mr. Eichler’s experience is set forth above.

As more fully described in its charter, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of Magma’s management, which has the primary responsibility for internal controls and financial statements and reports. The Audit Committee also relies on the work and assurances of Magma’s independent registered public accountants, who are responsible for performing an independent audit of Magma’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. It is not the duty of the Audit Committee to plan or conduct audits or to determine that Magma’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The Audit Committee has the ultimate authority and responsibility to select, compensate, evaluate, and when appropriate, replace Magma’s independent registered public accountants. The Audit Committee also has the authority to engage its own outside advisers, as it determines appropriate, apart from counsel or advisers hired by Magma’s management. In December 2005, the Audit Committee approved the appointment of Grant Thornton LLP (“GT”) to replace PricewaterhouseCoopers LLP as Magma’s independent registered public accountants.

In performing its functions and responsibilities, the Audit Committee reviewed and discussed with management and GT Magma’s audited financial statements as of and for the fiscal year ended April 6, 2008. The Audit Committee also discussed with GT the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (“Communication with Audit Committees”), and received the written disclosures and a letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). The Committee’s review with management and the accountants included a discussion of the quality, not merely the acceptability, of Magma’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in Magma’s financial statements and public reports, including the disclosure related to critical accounting estimates. Based upon these reviews and discussions, and the report of the independent registered public accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Magma’s Annual Report on Form 10-K for the fiscal year ended April 6, 2008.

The Committee also discussed with GT the independence of the firm and the potential for conflicts of interest. In accordance with Audit Committee policy and the requirements of law, all services to be provided by GT are pre-approved by the Audit Committee, or are pre-approved by the Audit Committee Chair and later ratified by the Committee. Pre-approval applies to audit services, audit-related services, tax services and other services. The law prohibits a publicly-traded company from obtaining certain non-audit services from its auditing firm. Magma obtains these services from service providers other than GT as needed.

Audit Committee of the Board of Directors

Kevin C. Eichler (Chair)

Thomas Rohrs

Chester J. Silvestri

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

It is our policy that all employees must avoid any activity that is or has the appearance of being adverse or competitive with Magma, or that interferes with the proper performance of their duties, responsibilities or loyalty to Magma. These policies are included in our Code of Ethics, which covers Magma’s directors, executive officers and other employees. Any waivers to these conflict rules with regard to a director or executive officer require the prior approval of the Audit Committee.

Magma has adopted a written policy on Related Party Transactions. Pursuant to this policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which Magma was, is or will be a participant and the amount involved exceeds $50,000, and in which a Related Person (as defined below) had, has or will have a direct or indirect material interest. Pursuant to this Policy, a “Related Person” means: (i) any person who is, or at any time since the beginning of Magma’s last fiscal year was, a director or executive officer of Magma or a nominee to become a director of Magma; (ii) any person who is known to be the beneficial owner of more than 5% of any class of Magma’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which all the Related Persons, in the aggregate, have a 10% or greater beneficial ownership interest.

Each currently serving director and executive officer is to bring to the attention of Magma’s General Counsel any potential or actual Related Party Transaction and any potential or actual transaction between Magma and a Related Person of which such director or executive officer becomes aware, in each case, if practical, prior to consummation of any such Related Party Transaction or transaction between Magma and the Related Person but, in any event, on a prompt basis. The General Counsel shall then promptly determine whether such transaction constitutes a Related Party Transaction. If the General Counsel determines that such transaction constitutes a Related Party Transaction, the General Counsel shall promptly notify the Chair of the Audit Committee of the Board of Directors, and either the Chair of the Audit Committee or the General Counsel will promptly notify the remaining members of the Audit Committee. For the purposes of this paragraph, “transaction” means any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which a Related Person had, has or will have a direct or indirect material interest.

Related Party Transactions that are identified as such prior to the consummation thereof or amendment thereto shall be considered by the Audit Committee of the Board of Directors of Magma or, if it is not practicable or desirable for Magma to wait for the entire Audit Committee to consider the matter, the Chair of the Audit Committee (who will possess delegated authority to act between Audit Committee meetings). In the event Magma’s Chief Executive Officer, Chief Financial Officer or General Counsel becomes aware of a Related Party Transaction that was not previously approved or previously ratified under this Policy, such person shall promptly notify the Chair of the Audit Committee, and the Audit Committee or, if it is not practicable or desirable for Magma to wait for the entire Audit Committee to consider the matter, the Chair of the Audit Committee shall consider whether the Related Party Transaction should be ratified or rescinded or other action should be taken.

In considering a Related Party Transaction, the Audit Committee or the Chair of the Audit Committee, as applicable, shall consider all the relevant facts and circumstances of the Related Party Transaction available to the Audit Committee or the Chair of the Audit Committee, as applicable. The Audit Committee or the Chair of the Audit Committee, as applicable, shall approve only those Related Party Transactions that are fair as to Magma, as the Audit Committee or the Chair of the Audit Committee, as applicable, determines in good faith.

No member of the Audit Committee shall participate in any consideration of a Related Party Transaction with respect to which such member or any of his or her immediate family is a Related Person.

The Chair of the Audit Committee shall report to the Audit Committee at the next Audit Committee Meeting any actions taken under this Policy pursuant to delegated authority.

The Audit Committee has reviewed the types of Related Party Transactions described below and determined that each of the following Related Party Transactions shall be deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved will exceed $50,000, unless otherwise specifically determined by the Audit Committee.

1. Employment of executive officers. Any employment by Magma of an executive officer of Magma or any of its subsidiaries if:

a.) the related compensation is required to be reported in Magma’s proxy statement under Item 402 of Regulation S-K (“Item 402”) promulgated by the SEC regarding compensation disclosure requirements (generally applicable to “named executive officers”) and is approved (or recommended to the Board of Directors for approval) by Magma’s Compensation Committee; or

b.) the executive officer is not an immediate family member of another executive officer or director of Magma, the related compensation would be reported in Magma’s proxy statement under Item 402 if the executive officer was a “named executive officer”, and Magma’s Compensation Committee approved (or recommended that the Board of Directors approve) such compensation.

2. Director compensation. Any compensation paid to a director if the compensation is required to be reported in Magma’s proxy statement under Item 402;

3. Certain Magma charitable contributions. Any charitable contribution, grant or endowment by Magma to a charitable organization, foundation or university at which a Related Person’s only relationship is as an employee (other than an executive officer or director), if the aggregate amount involved does not exceed the lesser of $1,000,000, or two percent of the charitable organization’s total annual receipts; and

4. Transactions where all stockholders receive proportional benefits. Any transaction where the Related Person’s interest arises solely from the ownership of Magma’s Common Stock and all holders of Magma’s Common Stock received the same benefit on a pro rata basis (e.g., dividends).

All Related Party Transactions that are required to be disclosed in Magma’s filings with the Securities and Exchange Commission, as required by the Securities Act of 1933 and the Securities Exchange Act of 1934 and related rules and regulations, shall be so disclosed in accordance with such laws, rules and regulations.

Certain Relationships and Related Transactions

During fiscal 2008, Masoud Ghafouri, a brother of Saeid Ghafouri, Magma’s former Corporate Vice President, Worldwide Field Operations, was employed by Magma as Vice President, Worldwide Procurement and Facilities, in which capacity he earned compensation as follows:

Description	Amount ($)
Salary	210,000
Bonus	30,000
Grant date fair value of options granted	62,958	(1)(2)
Grant date fair value of stock awards granted	33,625	(1)(3)

(1)	For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of stock-based compensation contained in Note 11 to Magma’s Consolidated Financial Statements, included as part of Magma’s Annual Report for the fiscal year ended April 6, 2008 filed on Form 10-K, which note is incorporated herein by reference.

(2)	Reflects options to purchase 12,500 shares of Magma’s common stock.
(3)	Reflects 2,500 stock awards.

On September 17, 2007, Magma invested $1,300,000.04 in a privately held electronic design automation software company, and Andreas Bechtolsheim, who owns more than 5% of Magma’s common stock, invested $199,999.92 in this same company.

On September 19, 2007, Magma acquired the remaining 82% ownership interest of Rio Design Automation, Inc. (“Rio”) (the “82% step acquisition”), which it did not already own. The purchase price for the 82% step acquisition totaled $4.9 million as of the acquisition date and was subsequently adjusted to $4.5 million in the three months ended January 6, 2008. The $0.4 million purchase price adjustment primarily reflected adjustments relating to working capital and transaction costs. Andreas Bechtolsheim, who owns more than 5% of Magma’s common stock, owned stock in Rio. Therefore, in connection with this transaction, Mr. Bechtolsheim received a total of approximately $1.2 million, which consisted of 88,261 shares of Magma’s common stock valued at $13.596 per share.

On February 26, 2008, Magma completed its acquisition of Sabio Labs, Inc. (“Sabio”), a privately held developer of analog design solutions for mixed-signal designers. Magma acquired all of the outstanding shares of Sabio for a total equity value of approximately $17.5 million, comprised of 1,701,243 shares of common stock of Magma. In addition, the Sabio shareholders may receive up to an additional $7.5 million in contingent consideration in the form of cash or shares of Magma common stock, at Magma’s discretion, subject to the achievement of certain product integration and bookings milestones. Rajeev Madhavan, who is Chairman of the Board and Chief Executive Officer of Magma, had owned stock in Sabio, but prior to the completion of the Sabio transaction, Mr. Madhavan donated all of his Sabio stock to a California nonprofit public benefit corporation. Therefore, in connection with this transaction, this California nonprofit public benefit corporation received a total equity value of $54,770, comprised of 5,328 shares of common stock of Magma, and may receive up to an additional $23,488 in contingent consideration in the form of cash or shares of Magma common stock, at Magma’s discretion, subject to the achievement of certain product integration and bookings milestones. Andreas Bechtolsheim, who owns more than 5% of Magma’s common stock, also owned stock in Sabio. Therefore, in connection with this transaction, Mr. Bechtolsheim received a total equity value of $1,748,725, comprised of 170,109 shares of common stock of Magma, and may receive up to an additional $749,934 in contingent consideration in the form of cash or shares of Magma common stock, at Magma’s discretion, subject to the achievement of certain product integration and bookings milestones.

As mentioned above, Mr. Saeid Ghafouri, formerly an executive officer with the Company, resigned as an executive officer on January 31, 2008, but remained as an employee of the Company until May 1, 2008. Effective as of March 29, 2008, the Company entered into a separation agreement and mutual release with Mr. Ghafouri, and pursuant to this agreement, Mr. Ghafouri’s employment at the Company ended on May 1, 2008. Pursuant to this separation agreement and mutual release, Mr. Ghafouri was entitled to the following: a lump-sum payment of $261,250; payment of his base salary through May 1, 2008 as well as any remaining commissions for fiscal 2008 including but not limited to commissions from the fourth quarter of fiscal 2008 in accordance with the Company’s fiscal 2008 sales compensation plan; all his accrued vacation and accrued Employee Stock Purchase Plan contributions; and payment for his health benefit coverage through the end of May 2008, minus any contributions to be made by Mr. Ghafouri. Mr. Ghafouri did not receive any accelerated vesting of his outstanding options in connection with his termination of employment. Effective as of May 2, 2008, the Company and Mr. Ghafouri entered into a consulting services agreement, and his outstanding options will continue to vest monthly and remain exercisable until the termination of the consulting services agreement. Pursuant to this consulting services agreement, the Company shall pay to Mr. Ghafouri a total amount of $419,154 for services rendered under this agreement. Said total amount shall be paid in 10 equal monthly installments paid on or before the 10th of each month, commencing after May 2, 2008. If the Company or Mr. Ghafouri terminates this consulting services agreement, the Company shall pay the remaining unpaid balance of this sum of $419,154 within 90 days of the termination effective date. In addition, the Company agrees to reimburse Mr. Ghafouri for reasonable business expenses incurred in the performance of his duties under the consulting services agreement. The consulting services agreement shall terminate on February 10, 2009 unless earlier terminated pursuant to the terms of the agreement. The Company may not terminate this consulting services agreement earlier than January 16, 2009 except pursuant to certain provisions of the agreement. If the Company does terminate the consulting services agreement earlier than January 16, 2009 other than pursuant to certain provisions of the agreement, then, as described above, the Company shall pay the remaining unpaid balance of compensation payable under this agreement, and such termination will accelerate through January 16, 2009, the vesting of Mr. Ghafouri’s stock options granted by the Company. Mr. Ghafouri shall have ninety (90) days after termination of the consulting services agreement within which to exercise any vested options, notwithstanding terms in any option agreement.

Indebtedness of Management

None of our directors, executive officers, nominees for such positions, or their family members, have been indebted to Magma or its subsidiaries at any time in the past fiscal year.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Magma’s 2001 Plan and 2001 Employee Stock Purchase Plan were both approved by stockholders. Magma’s 1997 Stock Incentive Plan and 1998 Stock Incentive Plan, which were terminated in connection with Magma’s November 2001 initial public offering, were also approved by stockholders. Magma’s 2004 Employment Inducement Award Plan (“Inducement Plan”) was not approved by stockholders. The Inducement Plan provides for awards to recently hired employees who are not executive officers or directors. The following table gives information about equity awards under these plans as of April 6, 2008:

	(a)	(b)	(c)
Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))
Equity compensation plans approved by stockholders:
1998, 2001 Stock Incentive Plans	10,900,018	$10.94	3,050,439	(1)
2001 Employee Stock Purchase Plan	—	—	3,398,586	(2)
Equity compensation plans not approved by stockholders: (3)	—	—	—
2004 Employment Inducement Award Plan (4)	1,311,037	8.62	234,070

Total	12,211,055	$10.69	6,683,095

(1)	The 2001 Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on January 1 of each year by an amount equal to the lesser of 6 million shares or 6% of Magma’s fully-diluted total shares of common stock as of the immediately preceding December 31, or a lesser amount as determined by the Board of Directors. In addition to options, the shares remaining available under the 2001 Plan may be granted as full value stock and unit awards.
(2)	The 2001 Employee Stock Purchase Plan contains an “evergreen” provision whereby the number of shares reserved for issuance increases automatically on January 1 of each year by an amount equal to the lesser of 3 million shares or 3% of Magma’s total outstanding shares of common stock on that date, or a lesser amount determined by the Board of Directors.
(3)	In connection with Magma’s August 2000 acquisition of Moscape, Inc., Magma assumed options to purchase stock initially granted under Moscape’s 1997 Incentive Stock Plan. The options have been converted into options to purchase Magma common stock on the terms specified in the agreement and plan of reorganization with Moscape but are otherwise administered in accordance with the terms of Moscape’s plan. No additional awards have been or will be made under Moscape’s plan. The options generally vest over four years and expire ten years after the date of grant. As of April 6, 2008 there were outstanding options to purchase a total of 6,263 shares of Magma common stock under this plan, with a weighted average exercise price of $8.29 per share. Information regarding these assumed options is not included in the table above.
(4)	Please see Note 9 to Magma’s Consolidated Financial Statements, included as part of Magma’s Annual Report to Stockholders for the fiscal year ended April 6, 2008 filed on Form 10-K, for a description of the material features of the Inducement Plan.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

Proposals of stockholders of Magma that are intended to be presented by such stockholders at Magma’s 2009 annual meeting of stockholders must be received by the Secretary of Magma no later than March 23, 2009 in order that they may be included in Magma’s proxy statement and form of proxy relating to that meeting. In addition, the proxy solicited by the Board of Directors for the 2009 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Magma receives notice of such proposal before June 6, 2009.

A stockholder proposal not included in Magma’s proxy statement for the 2009 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of Magma at the principal executive offices of Magma and the proposal otherwise complies with the provisions of Magma’s bylaws. To be timely, the bylaws provide that Magma must receive the stockholder’s notice not less than 50 days nor more than 75 days prior to the scheduled date of the meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders less than 65 days prior to the meeting date, Magma must receive the stockholder’s notice by the earlier of (i) the close of business on the 15th day after the earlier of the day Magma mailed notice of the annual meeting date or provided public disclosure of the meeting date or (ii) two days prior to the scheduled date of the annual meeting. A stockholder’s notice to Magma’s Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the corporation that are owned beneficially by the stockholder, and (iv) any material interest of the stockholder in such business.

OTHER MATTERS

Magma knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, Magma’s directors, executive officers and any persons holding more than 10% of Magma’s common stock are required to report their initial ownership of Magma’s common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and Magma is required to identify in this proxy statement those persons who failed to timely file these reports. To Magma’s knowledge, based solely on a review of such reports furnished to Magma and written representations that no other reports were required during the fiscal year ended April 6, 2008, Magma believes that all of its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during fiscal 2008.

Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy card or vote via the Internet or by telephone promptly.

By Order of the Board of Directors

/s/ David H. Stanley
David H. Stanley
Corporate Vice President, Corporate Affairs and Secretary

July 21, 2008

Magma’s 2008 Annual Report on Form 10-K has been mailed with this proxy statement. Magma will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to Magma at 1650 Technology Drive, San Jose, California 95110, Attention: Investor Relations Department. The request must include a representation by the stockholder that as of July 10, 2008, the stockholder was entitled to vote at the Annual Meeting.

The Board of directors recommends a vote FOR the election of directors and FOR Proposal 2.

Please Mark Here for Address Change or Comments

SEE REVERSE SIDE

1. To elect

(01) Roy E. Jewell and (02) Thomas M. Rohrs

as the Class I directors to serve until the 2011 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

FOR ALL NOMINEES

WITHHOLD FROM ALL NOMINEES

2. To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accountants

FOR AGAINST ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below:

For all nominees except as noted above

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

Signature Signature Date

Please sign where indicated above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in full partnership name by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/lava

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site .

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor Service Direct® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at http://www.magma-da.com

PROXY

MAGMA DESIGN AUTOMATION, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes David H. Stanley or Peter S. Teshima as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of Magma Design Automation, Inc. (the “Company”) to be held at the Company’s offices at 1650 Technology Drive, San Jose, California on August 29, 2008 at 10:00 a.m. Pacific time, or at any postponements or adjournments thereof, and instructs said Proxies to vote as follows:

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have the authority to vote FOR the election of directors, for Proposal 2, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE